Exhibit 99.1
                                                                    ------------


     Esterline Reports 4Q Earnings of $18.4 Million, or $.71 from
              Continuing Ops, on Sales of $270.3 Million

  Full Year Earnings were $55.6 Million, or $2.15 on Sales of $972.3
                               Million


    BELLEVUE, Wash.--(BUSINESS WIRE)--Dec. 7, 2006--Esterline Corporation (NYSE:ESL)(www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fourth quarter income from continuing operations of $18.4 million, or $.71 per diluted share, on sales of $270.3 million. In the same period last year, income from continuing operations was $15.4 million, or $.60 per diluted share, on $224.1 million sales. Orders received in the fourth quarter totaled $288.2 million. This compared with orders of $204.2 million a year ago. Backlog at year-end was $653.5 million compared with $482.8 million at the end of the prior-year period.

    Full year 2006 income from continuing operations was $55.6 million, or $2.15 per diluted share. The prior year's income from continuing operations was $51.0 million, or $2.02 per diluted share. Including net income from discontinued operations of $7.0 million, or $0.27 per diluted share, net earnings in fiscal 2005 were $58.0 million or $2.29 per diluted share. Sales in fiscal 2006 were $972.3 million compared with last year's sales of $835.4 million in fiscal 2005.

    Robert W. Cremin, Esterline CEO, said the company's fourth quarter performance "...ended the year on a strong note." And he emphasized that "...the 19% improvement in net income over last year's fourth quarter performance included a significantly increased R&D investment -- $14.9 million compared with $12.1 million in the same quarter last year." Cremin noted that the year wasn't without challenges, including an explosion at a newly acquired UK business, a disappointing performance in its Sensors & Systems segment and disruptions in certain Chinese exports. "Despite these setbacks," Cremin said, "I would still characterize Esterline's full-year performance as solid -- and particularly reflective of the company's good balance."

    Regarding the explosion, Cremin said, "...production at Wallop's north-side facility is now operating at pre-accident levels." He said that although the new south facility is still closed, and will remain so for at least another nine months, "...negotiations with our insurance providers are going well." Related to the incident, the company recorded a $4.9 million insurance recovery in the fourth quarter.

    He also said that plant productivity is back to normal levels at the company's sensors operation.

    Looking forward, Cremin said he anticipates a "...solid year ahead for Esterline, supported by record backlogs, new products coming to market, and R&D expenses moderating." Reflecting that confidence, the company adjusted its FY07 EPS guidance range to $2.45 to $2.60 per share, the mid-range of which represents a 17% increase over FY06.

    Emphasizing Esterline's normal seasonality, Cremin noted that the company's first quarter has the fewest working days due to the number of holiday-related plant closures. He said that when considering performance in FY07, investors should expect "...EPS in the first couple of quarters to be very similar to their respective FY06 quarters, ramping up strongly in the second half as new programs begin to kick in and R&D expense comes down."

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will," or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline's or its industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline's public filings with the Securities and Exchange Commission.

    EDITOR: See attached Consolidated Statement of Operations and
Consolidated Balance Sheet


ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Statement of Operations
------------------------------------
In thousands, except per share amounts

                          Three months ended      Fiscal year ended
                          Oct 27,     Oct 28,     Oct 27,      Oct 28,
                           2006        2005         2006       2005
                         ----------  ----------  -----------  --------
Segment Sales
  Avionics & Controls   $   77,514  $   68,715  $   283,011  $261,550
  Sensors & Systems         91,938      79,671      333,257   319,539
  Advanced Materials       100,821      75,760      356,007   254,314
                         ----------  ----------  -----------  --------
Net Sales                  270,273     224,146      972,275   835,403

Cost of Sales              188,372     154,527      671,419   573,453
                         ----------  ----------  -----------  --------
                            81,901      69,619      300,856   261,950
Expenses
  Selling, general and
   administrative           41,201      34,054      159,624   137,426

  Research, development
   and engineering          14,860      12,122       52,612    42,238
                         ----------  ----------  -----------  --------
  Total Expenses            56,061      46,176      212,236   179,664
                         ----------  ----------  -----------  --------

Other
  Other (income)
   expense                     (45)        176         (490)      514
  Insurance recovery        (4,890)         --       (4,890)       --
                         ----------  ----------  -----------  --------
  Total Other               (4,935)        176       (5,380)      514
                         ----------  ----------  -----------  --------

Operating Earnings from
  Continuing Operations     30,775      23,267       94,000    81,772

  Interest income             (392)     (1,310)      (2,642)   (4,057)
  Interest expense           5,409       4,726       21,290    18,159
  Loss on
   extinguishment of
   debt                         --          --        2,156        --
                         ----------  ----------  -----------  --------
Other Expense, Net           5,017       3,416       20,804    14,102
                         ----------  ----------  -----------  --------

Income from Continuing
 Operations
  Before Income Taxes       25,758      19,851       73,196    67,670
Income Tax Expense           7,277       4,320       16,716    16,301
                         ----------  ----------  -----------  --------

Income from Continuing
 Operations
     Before Minority
      Interest              18,481      15,531       56,480    51,369
Minority Interest             (112)       (165)        (865)     (335)
                         ----------  ----------  -----------  --------

Income from Continuing
 Operations                 18,369      15,366       55,615    51,034

Income from
 Discontinued
 Operations
  Net of Tax                    --          24           --     6,992
                         ----------  ----------  -----------  --------


Net Earnings            $   18,369  $   15,390  $    55,615  $ 58,026
                         ==========  ==========  ===========  ========

Earnings Per Share --
 Basic:
  Continuing operations $      .72  $      .61  $      2.19  $   2.05
  Discontinued
   operations                   --          --           --       .28
                         ----------  ----------  -----------  --------


Earnings Per Share --
 Basic                  $      .72  $      .61  $      2.19  $   2.33
                         ==========  ==========  ===========  ========

Earnings Per Share --
 Diluted:
  Continuing operations $      .71  $      .60  $      2.15  $   2.02
  Discontinued
   operations                   --          --           --       .27
                         ----------  ----------  -----------  --------


Earnings Per Share --
 Diluted                $      .71  $      .60  $      2.15  $   2.29
                         ==========  ==========  ===========  ========

Weighted Average Number
  of Shares Outstanding
   -- Basic                 25,482      25,316       25,413    24,927

Weighted Average Number
  of Shares Outstanding
   -- Diluted               25,845      25,685       25,818    25,302


ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Balance Sheet
--------------------------
In thousands
                                                 Oct 27,     Oct 28,
                                                  2006        2005
                                                ----------  ----------
Assets
Current Assets
 Cash and cash equivalents                     $   42,638  $  118,304
 Cash in escrow                                     4,409      11,918
 Short-term investments                                --      62,656
 Accounts receivable, net                         191,737     149,751
 Inventories                                      185,846     130,469
 Income tax refundable                              6,231          --
 Deferred income tax benefits                      27,932      26,868
 Prepaid expenses                                   9,545       7,533
                                                ----------  ----------
         Total Current Assets                     468,338     507,499

Property, Plant and Equipment, Net                170,442     138,214

Other Non-Current Assets
 Goodwill                                         366,155     261,167
 Intangibles, net                                 241,657     166,118
 Debt issuance costs, net                           4,469       5,144
 Deferred income tax benefits                      14,790      13,320
Other assets                                       24,600      23,786
                                                ----------  ----------
                                               $1,290,451  $1,115,248
                                                ==========  ==========

Liabilities and Shareholders' Equity
Current Liabilities
 Accounts payable                              $   62,693  $   41,453
 Accrued liabilities                              121,419     119,115
 Credit facilities                                  8,075       2,031
 Current maturities of long-term debt               5,538      70,934
 Federal and foreign income taxes                   2,874       8,798
                                                ----------  ----------
         Total Current Liabilities                200,599     242,331

Long-Term Liabilities
 Long-term debt, net of current maturities        282,307     175,682
 Deferred income taxes                             72,349      46,421
 Other Liabilities                                 23,629      27,237

Minority Interest                                   3,578       2,713
Shareholders' Equity                              707,989     620,864
                                                ----------  ----------
                                               $1,290,451  $1,115,248
                                                ==========  ==========

    CONTACT: Esterline Corporation
             Brian Keogh, 425-453-9400